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                                CREDIT AGREEMENT

                                      among

                          INTEGRATED LIVING COMMUNITIES
                                  HOLDING, INC.

                                   as Borrower

                                       and

                       INTEGRATED LIVING COMMUNITIES, INC.
                                    as Parent

                                       and

                             CERTAIN SUBSIDIARIES OF
                           THE BORROWER AND THE PARENT

                                  as Guarantors

                                       and

                          THE LENDERS IDENTIFIED HEREIN

                                       and

                            NATIONSBANK, N.A. (SOUTH)

                                    as Agent



                            DATED AS OF APRIL 9, 1997




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


                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS................................... 1
         1.1 Definitions...................................................... 1

         1.2 Computation  of  Time  Periods
              and      Other      Definition
              Provisions......................................................16
         1.3 Accounting Terms.................................................16

SECTION 2  CREDIT FACILITY....................................................16
         2.1 Revolving Loans..................................................16
         2.2 Letter of Credit Subfacility.....................................18

SECTION 3  GENERAL PROVISIONS APPLICABLE TO
            LOANS     AND     LETTERS     OF
            CREDIT............................................................22
         3.1 Interest.........................................................22
         3.2 Place and Manner of Payments.....................................22
         3.3 Prepayments......................................................23
         3.4 Fees.............................................................23
         3.5 Payment in full at Maturity......................................24
         3.6 Computations of Interest and Fees................................24
         3.7 Pro Rata Treatment...............................................24
         3.8 Sharing of Payments..............................................25
         3.9 Capital Adequacy.................................................27
         3.10 Inability To Determine Interest Rate............................27
         3.11 Illegality......................................................27
         3.12 Requirements of Law.............................................27
         3.13 Taxes...........................................................28
         3.14 Indemnity.......................................................30

SECTION 4  GUARANTY...........................................................30
         4.1 Guaranty of Payment..............................................30
         4.2 Obligations Unconditional........................................30
         4.3 Modifications....................................................31
         4.4 Waiver of Rights.................................................31
         4.5 Reinstatement....................................................31
         4.6 Remedies.........................................................32
         4.7 Limitation of Guaranty...........................................32

SECTION 5  CONDITIONS PRECEDENT...............................................32
         5.1 Closing Conditions...............................................32
         5.2 Conditions to Revolving  Loans
              to Finance  Acquisition of New
              Properties......................................................36
         5.3 Conditions to All Revolving Loans................................39

SECTION 6  REPRESENTATIONS AND WARRANTIES.....................................39
         6.1 Financial Condition..............................................39
         6.2 No Material Change...............................................39
         6.3 Organization and Good Standing...................................40
         6.4 Due Authorization................................................40
         6.5 No Conflicts.....................................................40
         6.6 Consents.........................................................40
         6.7 Enforceable Obligations..........................................40
         6.8 No Default.......................................................40
         6.9 Ownership........................................................40

         6.10 Indebtedness....................................................41
         6.11 Litigation......................................................41
         6.12 Taxes...........................................................41
         6.13 Compliance with Law.............................................41
         6.14 Compliance with ERISA...........................................41
         6.15 Organization Structure..........................................42
         6.16 Use of Proceeds; Margin Stock...................................42
         6.17 Government Regulation...........................................43
         6.18 Environmental Matters...........................................43
         6.19 Solvency........................................................44
         6.20 Investments.....................................................44
         6.21 Location of Collateral..........................................44
         6.22 Disclosure......................................................44
         6.23 Licenses, etc...................................................44
         6.24 No Burdensome Restrictions......................................44
         6.25 Collateral Documents............................................45
         6.26 Intellectual Property...........................................45
         6.27 Management Agreements...........................................45

SECTION 7  AFFIRMATIVE COVENANTS..............................................45
         7.1 Information Covenants............................................45
         7.2 Financial Covenants..............................................48
         7.3 Preservation of Existence and Franchises.........................49
         7.4 Books and Records................................................49
         7.5 Compliance with Law..............................................49
         7.6 Payment of Taxes and Other Indebtedness..........................49
         7.7 Insurance........................................................49
         7.8 Maintenance of Property..........................................50
         7.9 Performance of Obligations.......................................50
         7.10 Use of Proceeds.................................................50
         7.11 Audits/Inspections..............................................50
         7.12 Additional Credit Parties.......................................50
         7.13 Collateral......................................................51
         7.14 Environmental Indemnity.........................................51
         7.15 Abundance of Caution Properties.................................51
         7.16 Environmental Assessment........................................51
         7.17 Expansion of Units..............................................51

SECTION 8  NEGATIVE COVENANTS.................................................52
         8.1 Indebtedness.....................................................52
         8.2 Liens............................................................52
         8.3 Nature of Business...............................................52
         8.4 Consolidation and Merger.........................................53
         8.5 Sale or Lease of Assets..........................................53
         8.6 Advances, Investments and Loans..................................53
         8.7 Restricted Payments..............................................53
         8.8 Subordinated Debt................................................53
         8.9 Transactions with Affiliates.....................................53
         8.10 Fiscal Year; Organizational Documents...........................54
         8.11 Limitations.....................................................54
         8.12 Negative Pledges................................................54
         8.13 Creation of Subsidiaries........................................54
         8.14 Issuance and Sale of Subsidiary Stock...........................54
         8.15 Sale Leasebacks.................................................54

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         8.16 Ownership of Assets.............................................54
         8.17 Serviceable Beds................................................55
         8.18 Management Agreements...........................................55

SECTION 9  EVENTS OF DEFAULT..................................................55
         9.1 Events of Default................................................55
         9.2 Acceleration; Remedies...........................................57
         9.3 Allocation of Payments After Event of Default....................58

SECTION 10  AGENCY PROVISIONS.................................................58
         10.1 Appointment.....................................................58
         10.2 Delegation of Duties............................................59
         10.3 Exculpatory Provisions..........................................59
         10.4 Reliance on Communications......................................59
         10.5 Notice of Default...............................................60
         10.6 Non-Reliance on Agent and Other Lenders.........................60
         10.7 Indemnification.................................................60
         10.8 Agent in Its Individual Capacity................................61
         10.9 Successor Agent.................................................61

SECTION 11  MISCELLANEOUS.....................................................61
         11.1 Notices.........................................................61
         11.2 Right of Set-Off................................................61
         11.3 Benefit of Agreement............................................62
         11.4 No Waiver; Remedies Cumulative..................................63
         11.5 Payment of Expenses; Indemnification............................64
         11.6 Amendments, Waivers and Consents................................64
         11.7 Counterparts....................................................65
         11.8 Headings........................................................65
         11.9 Defaulting Lender...............................................65
         11.10 Survival  of   Indemnification
                and     Representations    and
                Warranties....................................................65
         11.11 Governing Law; Jurisdiction....................................65
         11.12 Waiver of Jury Trial...........................................66
         11.13 Time...........................................................66
         11.14 Severability...................................................66
         11.15 Entirety.......................................................66
         11.16 Binding Effect.................................................66
         11.17 Confidentiality................................................67


SCHEDULES

Schedule 1.1(a)   Collateral Pool Property
Schedule 1.1(b)   Commitment Percentages
Schedule 1.1(c)   Subordination and Intercreditor Agreement
Schedule 6.10              Indebtedness
Schedule 6.11              Litigation
Schedule 6.15              Organization Structure
Schedule 6.18              Environmental Matters
Schedule 6.21(a)  Real Property Locations
Schedule 6.21(b)  Personal Property Locations
Schedule 6.21(c)  Chief Executive Offices
Schedule 6.26              Intellectual Property
Schedule 7.7(a)   Insurance Coverage

Schedule 8.2               Liens
Schedule 8.6               Investments
Schedule 11.1              Notices


EXHIBITS

Exhibit 2.1(b)             Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Notice of Continuation/Conversion
Exhibit 2.1(g)             Form of Revolving Loan Note
Exhibit 7.1(d)             Form of Officer's Certificate
Exhibit 7.1(g)             Form of Borrowing Base Certificate
Exhibit 7.12               Form of Joinder Agreement
Exhibit 11.3               Form of Assignment Agreement

                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT (this "Credit Agreement") is entered into as of April 9, 1997 among INTEGRATED LIVING COMMUNITIES HOLDING, INC., a Delaware corporation ("Borrower"), INTEGRATED LIVING COMMUNITIES, INC., a Delaware corporation (the "Parent") and the subsidiaries of the Borrower and the Parent identified on the signature pages hereto (such subsidiaries, together with the Parent, individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein) and NATIONSBANK, N.A. (SOUTH) ("NationsBank"), as Agent for the Lenders.

                                    RECITALS

         WHEREAS, the Borrower desires to enter into a $50 million revolving credit facility; and

         WHEREAS, the Lenders party hereto have agreed to make the requested revolving credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW,  THEREFORE,  IN  CONSIDERATION  of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Abundance of Caution Property" shall have the meaning given such term in Section 5.2.

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.12.

                  "Adjusted Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Adjusted Eurodollar Rate =  Eurodollar Rate
                                              ----------------------------------
                                               1 - Eurodollar Reserve Percentage

                  "Agent" means NationsBank, N.A. (South) (or any successor thereto) or any successor agent appointed pursuant to Section 10.9.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agency Services Address" means NationsBank, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn.:
Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

                  "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable Leverage Ratio then in effect, it being understood that the Applicable Percentage for Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin":

               Pricing             Leverage                        Eurodollar
               Level               Ratio                             Margin


               I          less than 4.0                              2.25%
                                         -
               II         greater than 4.0 but less than 5.0         2.63%
                                         -
               III        greater than 5.0 but less than 6.0         3.00%
                                         -

The Applicable Percentage shall be determined and adjusted monthly on the first day of each calendar month (each a "Rate Determination Date"); provided that:

         (i) the initial Applicable Percentage shall be based on the financial statements and information provided to the Agent on the Closing Date and shall remain in effect at such Pricing Level until the first Rate Determination Date to occur after the Closing Date, and

         (ii) if the Borrower fails to provide the annual or quarterly compliance certificates and related financial statements and information required by Sections 7.1(a), (b), (c) and (e), as appropriate, or fails to deliver copies of such certificates to the Agency Services Address as required by Section 7.1(d), the Applicable Percentage shall be based on Pricing Level III until such time as an appropriate compliance certificate and related financial statements and information are delivered, whereupon the applicable Pricing Level shall be adjusted on the first day of the next calendar month and based on the information contained in such compliance certificate and related financial statements and information.

Each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Agent shall determine the appropriate Applicable Percentage in the pricing matrix promptly on each Rate Determination Date and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentage shall be effective as to existing Loans as well as any new Loans made.

                  "Average Economic Occupancy Rate" means, for each Real Property, for the most recently ending three month period, the ratio (expressed as a percentage) equal to the sum of the Economic Occupancy Rate for each month in such three month period divided by 3.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means Integrated Living Communities Holding, Inc., a Delaware corporation, together with any successors and permitted assigns.

                  "Borrowing Base" means, at any date of determination, the sum of the Borrowing Base Values for each parcel of Collateral Pool Property.

                  "Borrowing Base Value" means, at any date of determination with respect to each Collateral Pool Property, an amount for such Collateral Pool Property equal to the lesser of:

                  (a) 75% of the appraised value of such Collateral Pool Property (as determined pursuant to a third party appraisal delivered to and accepted by the Agent in the sole discretion of the Agent); and

                  (b) the NOI for such Collateral Pool Property for the fiscal quarter most recently ended multiplied by twenty-four (24).

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or Sarasota, Florida; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Change of Control" means the occurrence of any of the following events: (i) (other than IHS) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Parent, (ii) IHS shall fail to own and have the right to vote at least 25% of the outstanding Voting Stock of the Parent, determined on a fully diluted basis after giving effect to the
conversion  and  exercise  of  all  outstanding  warrants,   options
and other securities of the Parent that are convertible into or exercisable for Voting Stock of the Parent (whether or not such securities are then currently convertible or exercisable), (iii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office or (iv) the Parent shall fail to own and have the right to vote 100% of the outstanding Voting Stock of the Borrower, determined on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower that are convertible into or exercisable for Voting Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "Churchland Facility" means that certain assisted living facility located at 4916 W. Norfolk Road in Portsmouth, Virginia and identified on Schedule 1.1(a) attached hereto.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means all collateral referred to in and covered by the Collateral Documents.

                  "Collateral Documents" means the Security Agreement, the Pledge Agreement, the Mortgage Documents and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests, for the benefit of the Lenders, in the Real Properties and the personal property owned by the Credit Parties, including, without limitation, the Mortgage Policies and UCC financing statements.

                  "Collateral Pool Adjusted NOI" means for the fiscal quarter most recently ending, with respect to the Collateral Pool Property, the aggregate NOI for all Collateral Pool Property multiplied by 4.

                  "Collateral Pool Eligibility Conditions" means the following conditions:

                  (a) Average Economic Occupancy Rate. Each Real Property must maintain an Average Economic Occupancy Rate of ninety percent (90%) at all times; provided, however,

                         (i) any Newly Constructed  Facility acquired subsequent
                    to the date hereof shall not be required to satisfy the above-described 90% Average Economic Occupancy Rate requirement during the first six months of ownership by the Borrower or a Subsidiary of the Borrower;

                         (ii) the Terrace Gardens Facility need only maintain an
                    Average Economic Occupancy Rate of seventy five percent (75%) during the first six (6) months following the Closing Date and shall not be required to satisfy the above-referenced ninety percent (90%) Average Economic Occupancy Rate requirement until such six (6) month grace period following the Closing Date has expired;

                         (iii) the West Palm Beach  Facility  need only maintain
                    an Average Economic Occupancy Rate of sixty percent (60%) during the first six (6) months following the Closing Date and shall not be required to satisfy the above-referenced ninety percent (90%) Average Economic Occupancy Rate requirement until such six (6) month grace period following the Closing Date has expired;

                         (iv) the Ghent  Arms  Facility  need only  maintain  an
                    Average Economic Occupancy Rate of eighty-five percent (85%) during the first six (6) months following the Closing Date and shall not be required to satisfy the above-referenced ninety percent (90%) Average Economic Occupancy Rate requirement until such six (6) month grace period following the Closing Date has expired;

                         (v) the King's  Grant  Facility  need only  maintain an
                    Average Economic Occupancy Rate of seventy percent (70%) during the six (6) months following the Closing Date and shall not be required to satisfy the above-referenced ninety percent (90%) Average Economic Occupancy Rate requirement until such six (6) month grace period following the Closing Date has expired; and

                         (vi) with  respect to the  Churchland  Facility and the
                    Gloucester Facility, those Units which are part of the current expansion projects at such Real Properties will not be considered in the calculation of the Average Economic Occupancy Rate for such Real Properties until the tenth full calendar month following the completion of construction of such Units.

                  (b) Debt Service Coverage Ratio. Each Real Property must maintain at all times a Debt Service Coverage Ratio greater than or equal to 1.3 to 1.0.

                  (c) Units/Serviceable Beds. Each Real Property must maintain at all times at least 50 Units and 60 Serviceable Beds.

                  "Collateral Pool Property" means the Real Properties (other than Abundance of Caution Property) that (i) satisfy each of the Collateral Pool Eligibility Conditions as of the date of determination and (ii) are either (a) identified on Schedule 1.1(a) or (b) acquired subsequent to the Closing Date by a Subsidiary of the Borrower or the Borrower with the proceeds of Revolving Loans and in satisfaction of each of the conditions contained in Section 5.2 hereof.

                  "Commitments" means the commitment of each Lender with respect to the Revolving Committed Amount.

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents, the Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under any interest rate protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements related to the Loans and Letters of Credit (collectively, "Hedging Agreements").

                  "Daily Economic Occupancy Rate" means, for each Real Property, for each calendar day, the ratio (expressed as a percentage) equal to (i) the number of Serviceable Beds at such Real Property minus the number of unoccupied Serviceable Beds at such Real Property to (ii) the number of Serviceable Beds at such Real Property.

                  "Debt Service Coverage Ratio" means, as of any date of determination, (i) with respect to the applicable Newly Constructed Facility, the ratio of (a) the NOI for such Newly Constructed Facility for the most recent fiscal quarter multiplied by 4 to (b) the Borrowing Base Value of such Newly Constructed Facility multiplied by 10.25, (ii) with respect to the applicable Real Property (other than a Newly Constructed Facility), the ratio of (a) the NOI for such Real Property for the most recent six month period multiplied by 2 to (b) the Borrowing Base Value of such Real Property multiplied by 10.25 and (iii) with respect to the applicable Abundance of Caution Property, the ratio of (a) the NOI for such Abundance Caution Property for the most recent fiscal quarter multiplied by 4 to (b) seventy-five percent (75%) of the acquisition cost of such Abundance of Caution Property multiplied by 10.25.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement (but only for so long as such Extension of Credit is not made),
(b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement or any of the other Credit Documents (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "EBITDAR" means, for any period, with respect to the Parent and its Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period plus (b) an amount which in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state or other domestic and foreign income taxes for such period and
(iii) all depreciation, amortization and other non-cash charges for such period plus (c) rent expense for such period, all as determined in accordance with GAAP.

                  "Economic Occupancy Rate" means, for each Real Property, for each month, the ratio (expressed as a percentage) equal to the sum of the Daily Economic Occupancy Rate for each calendar day in such month divided by the number of calendar days in such month.

                  "Effective Date" means the date, as specified by the Agent, on which the conditions set forth in Section ClosCond ~ shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

                  "Eligible Real Estate" means, as of any date of determination, an assisted living facility property that satisfies the following criteria: (a) the property must have at least 50 Units and 60 Serviceable Beds, (b) the property must be located within the United States, (c) (i) with respect to any Operating Facility, such property must have a minimum Economic Occupancy Rate of at least 90% for the six-month period ending immediately prior to the date of acquisition, or (ii) with respect to any Newly Constructed Facility, such property must have a minimum Economic Occupancy Rate of at least 80% for the month immediately prior to the date of acquisition, (d) (i) with respect to an Operating Facility, such property must have a Debt Service Coverage Ratio greater than or equal to 1.3 to 1.0, or (ii) with respect to a Newly Constructed Facility, such property must have a Debt Service Coverage Ratio greater than or equal to 1.1 to 1.0 and (e) such property (other than Abundance of Caution Properties which must only be otherwise satisfactory to the Agent) shall otherwise be satisfactory to the Lenders.

                  "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, or judicial in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law,
(b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "Environmental Laws" means any and all lawful and applicable Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or licenses relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, toxic or hazardous substances or wastes.

                  "Equity Issuance" means any issuance by the Parent to any Person of (a) shares of its capital stock (common or preferred) or other equity interests, (b) any shares of its capital stock (common or preferred) or other equity interests pursuant to the exercise of options (other than stock issued to employees and directors pursuant to employees or directors stock option plans) or warrants or (c) any shares of its capital stock (common or preferred) or other equity interests pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with a Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes a Credit Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted

Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means any of the events or circumstances described in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, modified, succeeded or replaced from time to time, and the rules and regulations promulgated thereunder.

                  "Existing Properties" has the meaning set forth in Section 5.1(f).

                  "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Fee Letter" means that certain letter agreement, dated as of the Closing Date, between the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Parent and its Subsidiaries on a consolidated basis, for the fiscal quarter ending on such date, the ratio of (a) (i) EBITDAR for the applicable period minus (ii) total Federal, state or other domestic and foreign taxes paid for the applicable period to (b) the sum of (i) Interest Expense for the applicable period plus (ii) rent expense for the applicable period.

                  "Funded Debt" means, with respect to any Person, without duplication, the sum of (a) all Indebtedness of such Person for borrowed money,
(b) all purchase money Indebtedness of such Person, (c) the principal portion of all obligations of such Person under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (f) all Funded Debt of another Person secured by a Lien on any property of such Person whether or not such Funded Debt has been assumed by such Person, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3 hereof.

                  "Ghent Arms Facility" means, that certain assisted living facility located at 641 Redgate Avenue in Norfolk, Virginia and identified on
Schedule 1.1(a) attached hereto.

                  "Gloucester Facility" means, that certain assisted living facility located at 7657 Meredith Drive in Gloucester, Virginia and identified on Schedule 1.1(a) attached hereto.

                  "Governmental  Authority" means any Federal,  state,  local or
provincial  court  or  governmental   agency,   authority,   instrumentality  or
regulatory body.

                  "Guarantor" means each of the Parent, Sarasota, the Subsidiaries of the Borrower identified on the signature pages hereto and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

                  "Hedging   Agreements"  has  the  meaning  set  forth  in  the
definition of Credit Party Obligations.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all
Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                  "Interest Expense" means, for any period with respect to any Person, all interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

                  "Interest Payment Date" means for both the Base Rate Loans and Eurodollar Loans, the day in each calendar month that is the last day of the single Interest Period for Eurodollar Loans permitted pursuant to Section 2.1 hereof beginning with the first of such dates to occur after the Closing Date, and the Revolving Loan Maturity Date; provided, however, with respect to Base Rate Loans, the Interest Payment Date shall mean the last day of each month and the Revolving Loan Maturity Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

                  "Interest Period" means as to Eurodollar Loans, a period of one month's duration, commencing on the date of borrowing; provided, however,
(a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, (b) no Interest Period shall extend beyond the Revolving Loan Maturity Date and (c) if the single Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the single Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

                  "IHS" means Integrated Health Services, Inc., a Delaware corporation.

                  "Issuing Lender" means NationsBank.

                  "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.4(b).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12.

                  "King's Grant Facility" means that certain assisted living facility located at 440 N. Lynnhaven Road in Virginia Beach, Virginia and identified on Schedule 1.1(a) attached hereto.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced.

                  "Letter of Credit Fee" shall have the meaning given such term in Section 3.4(b).

                  "Leverage Ratio" means the ratio of (a) as of the first day of any month, the sum of Revolving Loans outstanding on such date plus LOC obligations outstanding on such date to (b) the Collateral Pool Adjusted NOI for the fiscal quarter ending on such date, or if such date is not the last day of a fiscal quarter, for the fiscal quarter most recently ended.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.
                  "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan), individually or collectively, as appropriate.

                  "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan), individually or collectively, as appropriate.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "LOC Participants" means all Lenders whose Revolving Loan Commitment Percentage is greater than zero.

                  "Material  Adverse Effect" means a material  adverse effect on
(a) the  business,  assets,  operations,  condition  (financial or otherwise) or
prospects  of  the  Parent  and  its   Subsidiaries  or  the  Borrower  and  its
Subsidiaries, (b) the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or
(c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea formaldehyde foam insulation.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Mortgage   Documents"  means  the  Mortgages,   the  Mortgage
Policies and such other documents and agreements executed or delivered in connection with the Real Properties.

                  "Mortgage  Policies"  has the  meaning  set  forth in  Section
5.1(f).

                  "Mortgages" has the meaning set forth in Section 5.1(f).

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which a Credit Party or any ERISA Affiliate and at least one employer other than a Credit Party or any ERISA Affiliate are contributing sponsors.

                  "NationsBank"   means   NationsBank,   N.A.  (South)  and  its
successors and/or assigns.

                  "Net Cash Proceeds" means the gross cash proceeds received from an Equity Issuance net of transaction costs payable to third parties.

                  "Net Income" means, for any period with respect to any Person, the net income after taxes for such period as determined in accordance with GAAP.

                  "Net Worth" means, as of any date, the shareholders' equity or net worth of any Person, as determined in accordance with GAAP.

                  "New Property" means any parcel of Eligible Real Estate (specifically including any Newly Constructed Facility or Operating Facility) that is being financed by the Borrower or any of its Subsidiaries with the proceeds of Revolving Loans.

                  "Newly Constructed Facility" means any New Property containing an assisted living facility property that has been in operation for a period not exceeding nine (9) months.

                  "NOI" means, for any period with respect to an individual assisted living facility or with respect to the Waterside Facility, (i) assuming management fees for such period in an amount equal to the greater of (I) actual management fees paid or incurred during such period with respect to such facility or (II) five percent of gross revenues for such facility for such period, the sum of (a) net income received and derived from the operation of such facility for such period plus (b) total taxes with respect to such facility for such period plus (c) all depreciation, amortization and other non-cash charges with respect to such facility for such period minus (ii) an amount equal to $250 per year for each Unit in such facility; provided, however, with respect to the Churchland Facility and the Gloucester Facility, those Units which are part of the current expansion projects at such Real Properties will not be considered in the calculation of net income of such Real Properties until such Units have been duly licensed in accordance with the laws of the Commonwealth of Virginia.

                  "Non-Excluded  Taxes"  has the  meaning  set forth in  Section
3.13.

                  "Note" or "Notes" means the Revolving Loan Notes, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.1(e).

                  "Operating Facility" means any New Property containing an assisted living facility property that has been in operation for a period in excess of nine (9) months.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Parent" means Integrated Living Communities, Inc., a Delaware corporation.

                  "Participation Interest" means (i) the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or (ii) Revolving Loans advanced by a Lender by way of a purchase of a participation in any Loans as provided in
Section 3.8.

                  "PBGC"  means  the  Pension   Benefit   Guaranty   Corporation
established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) Investments by one Credit Party in another Credit Party; provided, however, this subclause (c) shall not permit Investments by the Borrower and/or its Subsidiaries into the Parent in an amount exceeding $5,000,000 in the aggregate, (d) the acquisition of New Properties in accordance with the terms hereof, (e) earnest money and similar deposits in respect of real property made in the ordinary course of business, and (f) the Investments existing as of the Closing Date and set forth on Schedule 8.6.

                  "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmens', mechanics', warehousemens', carriers', landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (e) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (f) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (g) judgment Liens that would not constitute an Event of Default, (h) Liens arising by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (i) Liens existing on the date hereof and identified on Schedule 8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date and (j) Permitted Encumbrances (as defined in any Mortgage Document).

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which a Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means that certain pledge agreement executed and delivered by the Credit Parties in favor of the Agent, for the benefit of the Lenders, to secure their obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Atlanta, Georgia (or such other principal office of the Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "Real Properties" means the Existing Properties and the New Properties.

                  "Regulation D, G, T, U, or X" means Regulation D, G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable  Event"  means  any of the  events  set  forth  in
Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Lenders" means the Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of
(i) the principal balance of
the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock now or hereafter outstanding, except a dividend payable solely in shares of that class to the holders of that class and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock now or hereafter outstanding, and
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock now or hereafter outstanding.

                  "Revolving Committed Amount" means FIFTY MILLION DOLLARS ($50,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

                  "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on
Schedule 1.1(b), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Revolving Loan Maturity Date" means April 9, 1999.

                  "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of
Exhibit 2.1(g).

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Sarasota" means Integrated Living Communities of Sarasota, Inc., a Florida corporation.

                  "Securities Act" means the Securities Act of 1933, as amended, modified, succeeded or replaced from time to time, and the rules and regulations promulgated thereunder.

                  "Security Agreement" means that certain security agreement executed and delivered by the Credit Parties in favor of the Agent, for the benefit of the Lenders, to secure their obligations under the Credit Documents, as the same may be amended, modified, extended, renewed, restated or replaced from time to time.

                  "Senior Leverage Ratio" means, as of the last day of any fiscal quarter of the Parent, with respect to the Parent and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) Funded Debt on such date plus (ii) rent expense for the fiscal quarter ending on such date multiplied by 32 to (b) EBITDAR for the fiscal quarter ending on such date multiplied by 4.

                  "Serviceable Beds" means, those beds located at an assisted living facility which can be presently utilized by a patient or occupant of such assisted living facility.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subordinated Debt" means the obligations of the Parent to IHS pursuant to that certain Unsecured Credit Note dated November 20, 1996.

                  "Subordination and Intercreditor Agreement" means that certain Subordination and Intercreditor Agreement dated as of the date hereof among the Borrower, the Agent (on behalf of the Lenders) and IHS, in the form attached hereto as Schedule 1.1(c).

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                  "Terrace Gardens Facility" means, that certain assisted living facility located at 1315 N. West Street in Wichita, Kansas and identified on
Schedule 1.1(a) attached hereto.

                  "Unit" means any room in an assisted living facility or continuing care retirement community, as applicable, used for residential purposes by an inhabitant or inhabitants of such assisted living facility or continuing care retirement community.

                  "Unused Commitment" means, for any period, the amount by which
(a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of LOC Obligations outstanding.

                  "Unused Fees" means the fees payable to the Lenders pursuant to Section Fees ~ComFees ~.

                  "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Waterside Facility" means, that certain continuing care retirement community located at 4540 Bee Ridge Road in Sarasota, Florida and identified on Schedule 1.1(a) attached hereto.

                  "West Palm Beach Facility" means, that certain assisted living facility located at 2939 S. Haverhill Road in West Palm Beach, Florida and identified on Schedule 1.1(a) attached hereto.

         1.2 Computation of Time Periods and Other Definition Provisions.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3 Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.


                                   SECTION 2

                                CREDIT FACILITY


         2.1 Revolving Loans.

                           (a) Revolving Loan  Commitment.  Subject to the terms
         and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date or such earlier date if the Revolving Committed Amount has been terminated as provided herein; provided, however, that (i) the sum of the aggregate principal amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base, and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans. The

         Agent shall keep a record of the purpose for which each of the Loans was advanced (and of repayments applied thereto), which record shall be conclusive absent prima facie error.

                           (b) Method of Borrowing for Revolving Loans. The Borrower may borrow Revolving Loans on any Business Day, provided that the Borrower shall give the Agent irrevocable notice (which must be received by the Agent (A) prior to 11:00 a.m., three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, or (B) prior to 11:00 a.m. two Business Days prior to the date of the requested borrowing of Revolving Loans that will be Base Rate Loans specifying (1) the amount to be borrowed, (2) the date of the requested borrowing of Revolving Loans, (3) the purpose for which the requested Revolving Loans will be used by the Borrower and (4) whether such Revolving Loans shall be Base Rate Loans or Eurodollar Loans; provided, however, that (x) there shall be only one Interest Period applicable for all amounts outstanding hereunder bearing interest based on the Eurodollar Rate, (y) the initial Interest Period for Eurodollar Loans shall commence on the date that the first Eurodollar Loan hereunder is extended and (z) any amounts thereafter borrowed or converted hereunder which are to bear interest based on the Eurodollar Rate may only be borrowed or converted on the first day of the Interest Period applicable to Eurodollar Loans.

                           (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Agent by 2:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Agent in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Revolving Loans are made available to the Agent.

                           No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to 5:00 p.m. on the date preceding the date of any such Revolving Loan that such Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                           (d) Reduction or Termination of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than (a) the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations and (b) $30,000,000. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

                           (e) Continuations and Conversions. Subject to the terms of Section 5.3, the Borrower shall have the option to continue existing Eurodollar Loans upon the expiration of the current Interest Period with respect thereto for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.1(e), in compliance with the terms set forth below, (ii) except as provided in
         Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the single Interest Period for Eurodollar Loans permitted pursuant to Section 2.1(b) hereof, (iii) Base Rate Loans may only be converted into Eurodollar Loans on the first day of the single Interest Period for Eurodollar Loans permitted pursuant to Section 2.1(b) hereof, (iv) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (v) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of the existing Interest Period shall result in a conversion of such Eurodollar Loan to a Base Rate Loan on the last day of the existing Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) two Business Days prior to the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth whether the Borrower wishes to continue or convert such Loans; provided, however, if the Borrower shall fail to give any required Notice of Continuation/Conversion as described above, or if such continuation or conversion is not permitted pursuant to the terms above, the Loans shall automatically be converted to Base Rate Loans on the last day of the then expiring Interest Period.

                           (f) Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that
         (i) each Loan shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof or the remaining amount available under the Revolving Committed Amount. All Eurodollar Loans, because they have same Interest Period, shall be considered as one Eurodollar Loan.

                           (g) Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.1(g).

         2.2 Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party or their Subsidiaries under this Credit Agreement), the Issuing Lender shall from time to time upon request issue, in Dollars, and the LOC Participants shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower, from the Effective Date until the Revolving Loan Maturity Date, in a form customarily used by and otherwise reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWO MILLION DOLLARS ($2,000,000), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Revolving Loan Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Letters of Credit.

                  (c) Participations. Each LOC Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Base Rate in the amount of the  drawing  as  provided  in  subsection  (e)  hereof,  the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 5 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit
         Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (k)      Indemnification of Issuing Lender.

                           (i) In addition to its other  obligations  under this
                  Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the Issuing  Lender,
                  the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (iv) Nothing in this subsection (k) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary contained in this subsection (k), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Credit Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

                                   SECTION 3

                     GENERAL PROVISIONS APPLICABLE TO LOANS
                             AND LETTERS OF CREDIT

         3.1 Interest.

                  (a) Interest Rate. All Base Rate Loans shall accrue interest at the Base Rate per annum and all Eurodollar Loans shall accrue interest at a per annum rate equal to the Adjusted Eurodollar Rate plus the Applicable Percentage.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         3.2 Place and Manner of Payments.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Agent for the benefit of the Lenders at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute any such payment to the Lenders on the day received if such payment is received prior to 2:00 p.m.; otherwise the Agent will distribute such payment to the Lenders on the next succeeding Business Day. If the Agent fails to distribute such payment on the next succeeding Business Day, then the amount of such payment shall bear interest payable to the Lenders, at the rate equal to, if paid within one Business Day of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate plus two percent (2%). Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3 Prepayments.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i)Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14,
         (ii)  Base  Rate  Loans  may  only  be  prepaid  after  written  notice
         (confirmed by a telephone call from the Borrower) to the Agent not later than 11:00 a.m. on the Business Day of the applicable prepayment and (iii) each such partial prepayment of Loans shall be in the minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof.

                  (b) Mandatory Prepayments. If at any time the sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding exceeds the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base, the Borrower shall immediately (without need of notice or demand therefor) make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with
         Section 2.1 (to be applied as set forth in Section 3.3(c) below).

                  (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b) shall be applied first to Revolving Loans and second to a cash collateral account in respect of LOC Obligations. Within the parameters of the application set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans. All prepayments hereunder shall be subject to Section 3.14.

         3.4 Fees.

                  (a) Unused Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Agent, for the pro rata benefit of each Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee equal to one-quarter of one percent (.25%) per annum on the Unused Commitment (the "Unused Fees"). The accrued Unused Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

                  (b)      Letter of Credit Fees.

                           (i) Letter of Credit  Fee.  In  consideration  of the
                  issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of the Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee (the "Letter of Credit Fee") equal to two percent (2.0%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable upon the issuance of each applicable Letter of Credit.

                           (ii) Issuing  Lender Fees.  In addition to the Letter
                  of Credit Fee, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) such fronting and negotiation fees as may be mutually agreed upon by the Issuing Lender and the Borrower from time to time and (B) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                  (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, an annual fee as agreed to between the Borrower and the Agent in the Fee Letter.

         3.5 Payment in full at Maturity.

         On the Revolving Loan Maturity Date, the entire outstanding principal balance of all Revolving Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

         3.6 Computations of Interest and Fees.

                  (a) All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit  Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7 Pro Rata Treatment.

         Except to the extent otherwise provided herein:

                  (a) Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation  of any Loan,  shall  (except  as  otherwise  provided  in
         Section 3.3(c)) be allocated pro rata among the Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.7 shall instead be payable to the Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this Section 3.7 is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, at the Base Rate plus two percent (2%) per annum; and

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such LOC
         Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2.0%) per annum.

         3.8 Sharing of Payments.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9 Capital Adequacy.

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10 Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.11 Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Period with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

         3.12 Requirements of Law.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.13 Taxes.

                  (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) (A) on or before  the date of any  payment by the
                  Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                                    (B)  deliver to the  Borrower  and the Agent
                  two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                     (C)  obtain  such  extensions  of time  for
                  filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                           (ii) in the  case of any  such  Lender  that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent then such Lender shall be exempt from such requirements. Each Person that shall become a

         Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.14 Idemnity.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest
Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    SECTION 4

                                    GUARANTY


         4.1 Guaranty of Payment.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender and the Agent the timely performance of all other obligations under the Credit Documents. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2 Obligations Unconditional.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

         4.3 Modifications.

         Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4 Waiver of Rights.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         4.5 Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6 Remedies.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other
Person  and  that,  in the  event  of such  declaration  (or such  Credit  Party
Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Mortgage Documents and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.7 Limitations.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

                                   SECTION 5

                              CONDITIONS PRECEDENT


         5.1 Closing Conditions.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Revolving Loans is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

                  (b)  Corporate   Documents.   Receipt  by  the  Agent  of  the
         following:

                           (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                           (iv) Good  Standing.  Copies of (A)  certificates  of
                  good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate

                  Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                  (c) Financial Statements. Receipt and approval by the Agent of: (i) the consolidated financial statements of the Parent and its Subsidiaries for each of the fiscal years ending December 31, 1994 and 1995, including balance sheets and income and cash flow statements, audited by nationally recognized independent public accountants and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the consolidated financial position and results of operations of the Parent and its Subsidiaries, and are prepared in conformity with GAAP and (ii) unaudited consolidated financial statements of the Parent and its Subsidiaries for the twelve months ending December 31, 1996, including balance sheets and income and cash flow statements, accompanied by a certificate of the chief financial officer of the Parent to the effect that such unaudited financial statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (d)  Opinions  of  Counsel.  Receipt by the Agent of  opinions
         (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

                  (e)  Personal  Property  Collateral.   The  Agent  shall  have
         received, in form and substance satisfactory to the Agent:

                           (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's, for the benefit of the Lenders, security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) duly executed UCC financing  statements for each
                  appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's, for the benefit of the Lenders, security interest in the Collateral;

                           (iii) all  stock  certificates  evidencing  the stock
                  pledged to the Agent, for the benefit of the Lenders, pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto; and

                           (iv) all instruments and chattel paper in the possession of a Credit Party, as required by the Security Agreement, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's, for the benefit of the Lenders, security interest in the Collateral.

                  (f) Real Property Collateral. The Agent shall have received, in form and substance satisfactory to the Agent:

                           (i) Mortgages. Fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of the Credit Parties in each real property asset owned by a Credit Party set forth on Schedule 1.1(a) (each an "Existing Property" and collectively the "Existing Properties"), together with such UCC-1 financing statements as the Agent shall deem appropriate with respect to each such Existing Property.

                           (ii) Legal Opinions. An opinion of counsel in the state in which each Existing Property is located with respect to the enforceability of the form of Mortgage and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state and such other matters as the Agent may request, in form and substance satisfactory to the Agent.

                           (iii) Title Policies.  ALTA or other appropriate form
                  mortgagee title insurance policies (the "Mortgage Policies") issued by a title insurer reasonably satisfactory to the Agent (the "Title Insurance Company"), in an amount satisfactory to the Agent with respect to each Existing Property, assuring the Agent that the applicable Mortgages create valid and enforceable first priority mortgage liens on the respective Existing Properties, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall contain such coverage and endorsements as shall be satisfactory to the Agent and for any other matters that the Agent may request and provide affirmative insurance and such reinsurance as the Agent may request, all of the foregoing in form and substance satisfactory to the Agent.

                           (iv) Surveys.  Maps or plats of an as-built survey of
                  the sites of the Existing Properties certified to the Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable Mortgage Policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 (or such alternative standards as are satisfactory to the Agent and the Title Insurance Company), and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines;
                  (B) the lines of streets abutting the sites and width thereof;
                  (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map.

                           (v) Flood Certificates.  A current certification from
                  a registered engineer or land surveyor or other evidence acceptable to the Agent with respect to each Existing Property as to whether any of the improvements on such Existing Property are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area and if any improvements on the Existing Properties are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount satisfactory to the Agent for the applicable portion of the premises, naming the Agent, for the benefit of the Lenders, as mortgagee.

                           (vi) Appraisals. A current appraisal of each Existing
                  Property prepared for the benefit of the Agent by a qualified appraiser satisfactory to the Agent and dated a date satisfactory to the Agent, which shall indicate a fair market value for each Existing Property acceptable to the Agent and which shall otherwise be in form and substance satisfactory to the Agent.

                           (vii) Environmental Reports. A current report of an environmental assessment of each Existing Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as the Agent may request, which report shall
                  (A) be certified to the Agent by a consulting firm acceptable to the Agent, (B) dated a date satisfactory to the Agent, (C) conform to the current minimum standards for the

                  American Society of Testing and Materials (ASTM), and (D) otherwise be in form and substance satisfactory to the Agent.

                           (viii) Zoning Evidence.  Evidence satisfactory to the
                  Agent that each Existing Property, and the uses of each Existing Property, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each Existing Property, the permitted uses of each Existing Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

                           (ix) Engineering Report. A current engineering report
                  with respect to each Existing Property prepared by an engineer satisfactory to the Agent in form and substance satisfactory to the Agent.

                           (x) Management Agreements.  Receipt by the Agent of a
                  subordination and assignment agreement satisfactory in form and substance to the Agent with respect to the management agreement, if any, entered into by the applicable Credit Party with respect to each of the Existing Properties.

                  (g) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Parent and its Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as mortgagee and sole loss payee on behalf of the Lenders.

                  (h) Material Adverse Effect. There shall not have occurred a change since September 30, 1996 that has had or could reasonably be expected to have a Material Adverse Effect.

                  (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Credit Party or any of their Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect.

                  (j) Officer's Certificates. The Agent shall have received a certificate on behalf of the Parent as of the Effective Date stating that (i) the Parent and each of the its Subsidiaries are in compliance with all existing financial obligations, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to effect a Credit Party or any transaction contemplated by the Credit Documents, or could have or could be reasonably expected to have a Material Adverse Effect, and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2.

                  (k) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by it to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth herein and in the Fee Letter.

                  (l) Borrowing Base Certificate. Receipt by the Agent of a Borrowing Base Certificate, in the form of Exhibit 7.1(g), dated as of the Closing Date.

                  (m) Consents and Approvals. All governmental, shareholder and third-party consents and approvals necessary or, in the opinion of the Agent, desirable in connection with the Loans and the transactions contemplated under the Credit Documents shall have been duly obtained and shall be in full force and effect, and a copy of each such consent or approval shall have been delivered to the Agent.

                  (n) Due Diligence. Completion by the Lenders of all due diligence with respect to the Credit Parties and their Subsidiaries and each Existing Property.

                  (o) Financial Commitments. Receipt and review by the Agent of the terms and conditions of all financing commitments available to the Credit Parties and their Subsidiaries from real estate investment trusts and any other lending institutions, specifically including IHS.

                  (p) Subordinated Debt Documents. Receipt by the Agent of a certified copy of all documents evidencing the Subordinated Debt and execution of an acceptable Subordination and Intercreditor Agreement with respect thereto, together with an opinion of counsel (which shall cover among things, authority, validity, binding effect and enforceability) satisfactory to the Agent.

                  (q) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties and their Subsidiaries.

                  (r) Lenders'Consent. (i) The Agent shall have provided each of the Lenders with all of the items identified in this Section 5.1 (other than the Fee Letter), and (ii) each of the Lenders shall have approved the form and substance of each of the items identified in this Section
         5.1 (other than the Fee Letter).

         5.2 Conditions to Revovling Loans to Finance Acquisition of New Properties.

         The obligation of the Lenders to advance Revolving Loans to finance the acquisition of a New Property is subject to satisfaction of the following conditions:

                  (a) Eligible Real Estate, Etc.. The New Property shall (i) conform with the definition of Eligible Real Estate, (ii) be acquired by a Subsidiary of the Borrower or the Borrower and is otherwise acceptable to the Agent in its sole discretion and (iii) after such financing, be free from all Liens other than Permitted Liens.

                  (b) Information. The Agent and the Lenders shall have received information regarding the New Property in form and substance satisfactory to the Lenders at least fifteen Business Days prior to the date on which the Revolving Loans are requested. The Agent shall have received telephonic notice of the Borrower's intent to deliver such information at least five Business Days prior to the delivery thereof.

                  (c) Advance Amount. The Revolving Loans advanced by the Lenders shall not exceed the acquisition cost of the New Property. The Borrower shall provide information satisfactory in form and substance to the Agent and the Lenders to evidence such acquisition cost.

                  (d) Real Property Collateral. The Agent shall have received, in form and substance satisfactory to the Agent:

                           (i) Mortgage.  Fully executed and notarized Mortgages
                  encumbering the fee interest of the Borrower or another Credit Party in the New Property, together with such UCC-1 financing statements as the Agent shall deem appropriate with respect to the New Property.

                           (ii) Legal Opinion. An opinion of counsel in the state in which the New Property is located with respect to the enforceability of the form of Mortgage and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state and such other matters as the Agent may request, in form and substance satisfactory to the Agent.

                           (iii) Title Policies. A Mortgage Policy issued by the
                  Title Insurance Company in an amount satisfactory to the Agent with respect to the New Property, assuring the Agent that the applicable Mortgage creates a valid and enforceable first priority mortgage lien on the New Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall contain such coverage and endorsements as shall be satisfactory to the Agent and for any other matters that the Agent may request and provide affirmative insurance and such reinsurance as the Agent may request, all of the foregoing in form and substance satisfactory to the Agent.

                           (iv) Surveys.  Maps or plats of an as-built survey of
                  the site of the New Property certified to the Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable Mortgage Policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 (or such alternative standards as are satisfactory to the Agent and the Title Insurance Company), and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map.

                           (v) Flood Certificates.  A current certification from
                  a registered engineer or land surveyor or other evidence acceptable to the Agent as to whether any of the improvements on the New Property are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area and if any improvements on such parcel are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount satisfactory to the Agent for the applicable portion of the premises, naming the Agent, for the benefit of the Lenders, as mortgagee.

                           (vi) Appraisals. A current appraisal of the New Property prepared for the benefit of the Agent by a qualified appraiser satisfactory to the Agent and dated a date satisfactory to the Agent, which shall indicate a fair market value for the New Property acceptable to the Agent and which shall otherwise be in form and substance satisfactory to the Agent.

                           (vii) Environmental Reports. A current report of an environmental assessment of the New Property of such scope (including, but not limited to, the taking of soil borings and air and groundwater samples and other above and below ground testing) as the Agent may request, which report shall (A) be certified to the Agent by a consulting firm acceptable to the Agent, (B) be dated a date satisfactory to the Agent, (C) conform to the current minimum standards for the American Society of Testing and Materials (ASTM), and (D) otherwise be in form and substance satisfactory to the Agent.

                           (viii) Zoning Evidence.  Evidence satisfactory to the
                  Agent that the New Property, and the use of the New Property, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for the New Property, the permitted uses of such New Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

                           (ix) Engineering Report. A current engineering report
                  with respect to the New Property prepared by an engineer satisfactory to the Agent in form and substance satisfactory to the Agent.

                           (x) Management Agreements.  Receipt by the Agent of a
                  subordination and management agreement in form and substance satisfactory to the Agent with respect to the management agreements, if any, related to the New Property.

                           (xi) Taxes.  Evidence  satisfactory to the Agent that
                  all note and mortgage taxes or other taxes, where applicable, associated with the acquisition of the New Property will be or have been paid in full by the Borrower.

                  (e) Timing. The funding of the Revolving Loans advanced for the financing of the New Property must occur within forty-five (45) days after the Agent has notified the Borrower that the Lenders have completed their review of the New Property and consented to the acquisition.

                  (f) Financing of New Properties by a New Entity. All of the conditions set forth in Section 7.12 must be satisfied.

                  (g) Additional Stock Pledge. The Agent shall have received from the Borrower, for the benefit of the Lenders, a pledge in form and substance satisfactory to the Agent of all of the issued and outstanding shares of capital stock of the Subsidiary of the Borrower intending to acquire the New Property, together with the certificates (or other agreements or instruments) representing such shares, and all options, contractual or otherwise, with respect thereto.

                  (h) Lenders' Consent. (i) The Agent shall have provided each of the Lenders with all of items identified in this Section 5.2, and
         (ii) each of the Lenders shall have approved the acquisition of such New Property within ten (10) days of the Lenders' receipt of all of the items identified in this Section 5.2. A Lender's failure to notify the Agent of its objection to the acquisition of such New Property within ten (10) days of its receipt of all of the items identified in this
         Section 5.2 shall be deemed to constitute such Lender's consent to the acquisition of such New Property.

         Notwithstanding the foregoing provisions of this Section 5.2, in the event the Borrowing Base exceeds the Revolving Committed Amount at the time the Borrower desires to finance the acquisition of a New Property, the obligation of the Lenders to advance Revolving Loans to finance such acquisition is subject only to (i) the consent of the Agent and (ii) the satisfaction of the conditions identified in Section 5.2(a), (c), (d)(i), (d)(ii), (d)(iii), (d)(iv), (d)(v),
(f) and (g) hereof. Any New Property acquired by any of the Credit Parties pursuant to the terms of this paragraph shall not be considered a Collateral Pool Property (meaning under no circumstances may its value be included in the calculation of the Borrowing Base) but rather will be referred to herein as an "Abundance of Caution Property;" provided, however, upon the occurrence of a Default or Event of Default, the Credit Parties agree to provide the Agent, for the benefit of the Lenders, with any and all additional due diligence items with respect to the Abundance of Caution Properties as reasonably requested by the Agent or any of the Lenders.

         5.3 conditions to All Revolving Loans.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Revolving Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Delivery of Notice and Borrowing Base Certificate. The Borrower shall have delivered (i) in the case of any new Revolving Loan, (a) a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (b) a Borrowing Base Certificate in the form of Exhibit 7.1(e) (which shall include the Borrowing Base Value of the New Property to be financed, if applicable) and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2;

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                  (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect;

                  (e) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) or the issuance of a Letter of Credit, as the case may be, (i) the sum of the Revolving Loans outstanding plus LOC Obligations shall not exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base.

The delivery of each Notice of Borrowing and each request for a Letter of Credit
shall  constitute  a  representation   and  warranty  by  the  Borrower  of  the
correctness of the matters specified in subsections (b), (c), (d) and (e).


                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1 Financial Conditions.

         The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods. Since September 30, 1996, there has been no sale, transfer or other disposition by any Credit Party or any of their Subsidiaries of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Agent.

         6.2 No Material Change.

         Since December 31, 1995, (a) there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect, and (b) no Restricted Payments have been made or declared or are contemplated by any Credit Party or any of its Subsidiaries.

         6.3 Organization and Good Standing.

         Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the State (or other jurisdiction) of its organization, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every other jurisdiction unless the failure to be so qualified, in good standing or authorized would not have a Material Adverse Effect and (c) has the power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4 Due Authorization.

         Each Credit Party (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5 No Conflicts.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor the performance of or compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its organizational documents, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6 Consents.

         Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7 Enforcable Obligations.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.8 No Default.

         No Credit Party, nor any of its Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.9 Ownership.

         Each Credit Party, is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

         6.10 Indebtedness.

         The Credit Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule
6.10 and (c) as otherwise permitted by this Credit Agreement.

         6.11 Litigation.

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, a Credit Party or any of its Subsidiaries which could have or might be reasonably expected to have a Material Adverse Effect. Set forth on
Schedule 6.11 is a summary of all claims, litigation, investigations and proceedings pending or, to the best knowledge of the Credit Parties, threatened by or against the Credit Parties or any of their Subsidiaries or against any of their respective properties or revenues, and none of such actions, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

         6.12 Taxes.

         Each Credit Party, and each of its Subsidiaries, has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments against it or any of its Subsidiaries.

         6.13 Compliance with Law.

         Each Credit Party, and each of its Subsidiaries, is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect. No Requirement of Law would be reasonably expected to cause a Material Adverse Effect.

         6.14 Compliance with ERISA.

         Except as would not result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best of each Credit Party's, each Subsidiary of a Credit Party's and each ERISA Affiliate's knowledge, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                  (c) No Credit Party, Subsidiary of a Credit Party or ERISA Affiliate has incurred, or, to the best of each such party's knowledge, is reasonably expected to incur, any withdrawal liability under ERISA to any

         Multiemployer Plan or Multiple Employer Plan. No Credit Party, Subsidiary of a Credit Party or ERISA Affiliate would become subject to any withdrawal liability under ERISA if any such party were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Credit Party, Subsidiary of a Credit Party or ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such party's knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) Except as set forth in the Financial Statements, no Credit Party, Subsidiary of a Credit Party nor any of their ERISA Affiliates has material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

         6.15 Organization Structure.

         (a) Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of the Borrower. Information on Schedule 6.15 includes jurisdiction of incorporation, the number of shares of each class of capital stock or other equity interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by the Borrower, directly or indirectly, free and clear of all Liens. Other than as set forth in Schedule
6.15 no Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its capital stock. Sarasota does not have any Subsidiaries.

         (b)  Also   identified  on  Schedule  6.15  is  the   jurisdiction   of
incorporation of the Borrower and Sarasota, the number and percentage of outstanding shares of capital stock or other equity interests outstanding in the Borrower and Sarasota; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all similar rights with respect to shares of Borrower and Sarasota. The outstanding capital stock and other equity interests of the Borrower and Sarasota is validly issued, fully paid and non-assessable and is owned by the Parent, directly or indirectly,  free and clear of all Liens.  Other  than as set forth in  Schedule
6.15 neither the Borrower nor Sarasota have outstanding any securities convertible into or exchangeable for its capital stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its capital stock.

         6.16 Use of Proceeds; Margin Stock

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, Regulation G or Regulation T. None of the Credit Parties owns any "margin stock."

         6.17 Government Regulation.

         No Credit Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party nor any of its Subsidiaries is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (b) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of a Credit Party or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director," "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         6.18 Environmental Matters.

         (a)      Except as set forth on Schedule 6.18:

                           (i) Each of the Real Properties and all operations at
                  the Real Properties are in material compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by a Credit Party or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                           (ii) No Credit Party nor any of its  Subsidiaries has
                  received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Credit Party or any of its
                  Subsidiaries have knowledge that any such notice is being threatened.

                           (iii) Hazardous  Materials have not been  transported
                  or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, any Credit Party or any of its Subsidiaries in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

                           (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party or any of its Subsidiaries, the Real Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                           (v) There has been no release or threat of release of
                  Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses.

                           (vi) None of the Real Properties contains,  or to the
                  best of our knowledge has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                           (vii) No Credit  Party has assumed any  liability  of
                  any Person (other than another Credit Party) under any Environmental Law.

                  (b) Each Credit Party and each of its Subsidiaries has adopted procedures that are designed to (i) ensure that each such party, any of its operations and each of the properties owned or leased by such party remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each such party, any of its operations and each of the properties owned or leased by each such party may have under applicable Environmental Laws.

         6.19 Solvency.

         Each Credit Party, is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.20 Investments.

         All Investments of the Credit Parties are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

         6.21 Location of Collateral

         Set forth on Schedule 6.21(a) is a list of all Real Properties (with street address, county and state where located). Set forth on Schedule 6.21(b) is a list of all locations where any personal property of Sarasota, the Borrower or any of the Borrower's Subsidiaries are located, including county and state where located. Set forth on Schedule 6.21(c) is the chief executive office and principal place of business of the Credit Parties. Schedules 6.21(a), 6.21(b) and 6.21(c) may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         6.22 Disclosure.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.23 Licenses, etc.

         The Credit Parties and their Subsidiaries have obtained, and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain the same would not have a Material Adverse Effect.

         6.24 No Burdensome Restrictions.

         No Credit Party nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

         6.25 Collateral Documents.

         The Collateral Documents create valid first priority security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected security interests and mortgage Liens, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Credit Parties in the Collateral Documents is true and correct in all material respects.

         6.26 Intellectual Property.

         Each of the Parent, Sarasota, the Borrower and the Borrower's Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 6.26, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Parent, Sarasota, the Borrower or any of the Borrower's Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

         6.27 Management Agreements.

         The Borrower, Sarasota and/or any of the Borrower's Subsidiaries are not party to any management agreement with respect to the Real Properties.


                                   SECTION 7

                             AFFIRMATIVE COVENANTS


         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1 Information Covenants.

         The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Credit Parties, a consolidated balance sheet and income statement of the Parent and its Subsidiaries as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and (i) audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner and (ii) accompanied by a certificate of the chief financial officer of the Parent to the effect that such annual financial statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit adjustments. Furthermore, the Parent shall cause its Subsidiaries to furnish to the Lenders all audited financial statements that are prepared on behalf of any such entities.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Parent, a consolidated balance sheet and income statement of the Parent and its Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for (i) the corresponding period of the preceding fiscal year and (ii) management's proposed budget for such period, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Parent to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Quarterly Operating Statements. As soon as available, and in any event within 15 days after the close of each fiscal quarter of the Credit Parties, an operating statement for each Collateral Pool Property and each Abundance of Caution Property as of the end of such fiscal quarter, together with the Average Economic Occupancy Rate for the applicable Collateral Pool Property and the applicable Abundance of Caution Property as of the end of such fiscal quarter, setting forth in detail the earnings and expenses of each Collateral Pool Property and each Abundance of Caution Property for such fiscal quarter, together with comparative form figures for the preceding fiscal quarter, all such information to be in reasonable form and detail and reasonably acceptable to the Agent accompanied by a certificate of the chief financial officer of the Borrower that such quarterly operating statements fairly present in all material respects the financial condition of the applicable Collateral Pool Property and the applicable Abundance of Caution Property.

                  (d) Monthly Operating Statements. As soon as available, and in any event within 15 days after the close of each calendar month, an operating statement for each Collateral Pool Property and each Abundance of Caution Property as of the end of each calendar month, together with the Economic Occupancy Rate for the applicable Collateral Pool Property and applicable Abundance of Caution Property as of the end of such calendar month, setting forth in detail the earnings and expenses of each Collateral Pool Property and each Abundance of Caution Property for such calendar month, together with comparative form figures for the preceding calendar month, all such information to be in reasonable form and detail and reasonably acceptable to the Agent accompanied by a certificate of the chief financial officer of the Borrower that such monthly operating statements fairly present in all material respects the financial condition of the applicable Collateral Pool Property and the applicable Abundance of Caution Property.

                  (e) Officer's Certificate. At the time of delivery of the financial statements and other statements provided for in Sections 7.1(a), 7.1(b) and 7(c) above, a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit 7.1(d),
         (i) demonstrating  compliance with the financial covenants contained in
         Section 7.2 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. The Borrower shall also deliver a copy of such certificate to the Agency Services Address.

                  (f) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (g) Borrowing Base Certificate. Within 15 days after the end of each fiscal quarter, a Borrowing Base Certificate as of the end of the immediately preceding quarter, substantially in the form of Exhibit 7.1(g) and certified by the chief financial officer of the Borrower to be true and correct as of such date.

                  (h) Reports.  Promptly upon  transmission or receipt  thereof,
         (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Credit Party or any of its Subsidiaries shall send to its shareholders generally, (ii) copies of any and all notices (regardless of form) or other reports or other information provided to or from any licensing and/or certifying agency or other Governmental Authority with respect to a Collateral Pool Property or Abundance of Caution Property, and
         (iii) upon the written request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (i) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Agent immediately of
         (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Credit Party or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against any Credit Party or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (B) the institution of any proceedings against any Credit Party or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

                  (j) ERISA. Upon a Credit Party or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a ERISA Event;
         (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Credit Party or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of a Credit Party briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by a Credit Party or any ERISA Affiliate with respect thereto. Promptly upon request, the Borrower shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (k) Environmental.

                           (i) Subsequent to a notice from any Governmental Authority that would reasonably cause concern or during the existence of an Event of Default, and upon the written request of the Agent, the Borrower will furnish or cause to be furnished to the Agent, at the Borrower's expense, an updated report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Hazardous Materials on any property owned, leased or operated by Credit Party and as to the compliance by the Credit Parties with Environmental Laws. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Borrower hereby grants to the Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                           (ii) Each Credit  Party will conduct and complete all
                  investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned or leased by a Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

                  (l) Capital Expenditure Report. As soon as available, and in any event within 15 days after the close of each fiscal quarter of the Borrower, a Capital Expenditure budget for each of the Collateral Pool Properties and each of the Abundance of Caution Properties detailing the Capital Expenditures planned by the Borrower or its Subsidiaries with respect to each of the Collateral Pool Properties and each of the Abundance of Caution Properties for the succeeding fiscal quarter.

                  (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties as the Agent or any Lender may reasonably request.

         7.2 Financial Covenants.

                  (a) Liquidity. The Parent, the Borrower and the other Credit Parties on a consolidated basis shall at all times maintain (i) prior to May 1, 1997 cash and Cash Equivalents in the aggregate in excess of $5,000,000, (ii) from May 1, 1997 through June 30, 1997 cash and Cash Equivalents in the aggregate in excess of $6,000,000 and (iii) from July 1, 1997 and thereafter cash and Cash Equivalents in the aggregate in excess of $7,000,000.

                  (b) Fixed Charge Coverage Ratio. The Parent and its Subsidiaries on a consolidated basis shall maintain as of the end of each fiscal quarter shown below, a Fixed Charge Coverage Ratio of at least:

         March 31, 1997                                                0.75:1.0
         June 30, 1997                                                 0.75:1.0
         September 30, 1997                                            0.75:1.0
         December 31, 1997                                             0.75:1.0
         March 31, 1998                                                1.25:1.0
         June 30, 1998                                                 1.25:1.0
         September 30, 1998 and each fiscal quarter ending
          thereafter                                                   1.30:1.0


                  (c) Senior Leverage Ratio. The Parent and its Subsidiaries on a consolidated basis shall maintain, as of the end of each fiscal quarter shown below, a Senior Leverage Ratio of at least:

          March 31, 1998                                               6.50:1.00
          June 30, 1998                                                6.25:1.00
          September 30, 1998                                           6.15:1.00
          December 31, 1998 and each fiscal quarter ending
           thereafter
                                                                       6.10:1.00

                  (d) Net Worth. At all times the Net Worth of the Parent and its Subsidiaries on a consolidated basis shall be no less than the sum of (i) Fifty Five Million ($55,000,000) plus (ii) an amount equal to ninety percent (90%) of the Net Cash Proceeds from any Equity Issuance occurring subsequent to the Closing Date.

         7.3 Preservation of Existence and Franchises.

         Each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4 or except (with respect to rights, franchises and authority) where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

         7.4 Books and Records.

         Each of the Credit Parties will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.5 Compliance with Law.

         Each of the Credit Parties will, and will cause its Subsidiaries to, comply with all laws, rules, regulations, orders, covenants and restrictions of record, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws and ERISA) if noncompliance with any such law, rule, regulation, order, covenant or restriction would have or reasonably be expected to have a Material Adverse Effect.

         7.6 Payment of Taxes and Other Indebtedness.

         Each of the Credit Parties will, and will cause its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or its Subsidiary shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

         7.7 Insurance.

         Each of the Credit Parties will, and will cause its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies of the Credit Parties (other than the Parent) shall have the Agent, on behalf of the Lenders, as an additional insured and all casualty policies shall have the Agent, on behalf of the Lenders, as mortgagee and loss payee with respect to the Collateral.

In the event there occurs any material loss, damage to or destruction of the Collateral or any part thereof, the Credit Party that owns such item of Collateral shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed. In the event such Credit Party shall receive any insurance proceeds, as a result of any loss, damage or destruction with respect to the Collateral, such Credit Party will immediately pay over such proceeds to the Agent as cash collateral for the Credit Party Obligations. The Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral lost, damaged or destroyed if (A) the value of the Collateral Pool Property (not including the value of any Collateral Pool Property that was a part of the Collateral that was lost, damaged or destroyed) exceeds the Revolving Committed Amount, (B) within 15 days from the date the Agent receives such insurance proceeds, the Agent has received written application for such release from such Credit Party, together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (C) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Agent shall, on the first Business Day subsequent to the date 30 days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3(c). All insurance proceeds shall be subject to the security interest of the Agent, for the benefit of the Lenders, under the Collateral Documents.

The present insurance coverage of the Credit Parties (other than the Parent) is outlined as to carrier, policy number, expiration date, type and amount on
Schedule 7.7(a), as Schedule 7.7(a) may be amended from time to time by written notice to the Agent.

         7.8 Maintenance of Property

         Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.9 Performance of Obligations.

         Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         7.10 Use of Proceeds.

         The Borrower will use the proceeds of the Loans solely (a) to repay all loans and obligations owing to the Agent pursuant to that certain promissory note dated January 24, 1997, (b) to finance the acquisition of New Properties, and (c) for other general corporate purposes of the Borrower and its Subsidiaries; provided, however, that (i) the sum of the aggregate principal amount of outstanding Revolving Loans made and Letters of Credit issued for general corporate purposes of the Borrower and its Subsidiaries shall not exceed $5,000,000.

         7.11 Audits/Inspections.

         Upon reasonable notice and during normal business hours, each Credit Party will, and will cause its Subsidiaries to, permit representatives appointed by the Agent or any Lender, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's or such Subsidiary's property, including, without limitation, the Real Properties, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or any Lender or their respective representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties and their Subsidiaries.

         7.12 Additional Credit Parties.

         At the time any Subsidiary of the Borrower (not already a Credit Party hereunder) desires to purchase a New Property, the Borrower shall so notify the Agent and immediately shall cause such Subsidiary to (a) execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (b) execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in a form substantially similar to the Mortgages, with appropriate covenants as necessary and (c) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing


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

statements, real estate title insurance policies, environmental reports, certified resolutions and other organizational and authorizing documents of such Subsidiary and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

         7.13 Collateral.

         If subsequent to the Closing Date, any of the Credit Parties (other than the Parent) (a) acquires or leases any real property or (b) acquires any personal property required to be delivered by the Collateral Documents or located in a new jurisdiction not set forth on Schedule 6.21(b), the Borrower shall promptly notify the Agent of same. The Credit Parties shall take such action as requested by the Agent, at the Borrower's expense, to ensure the Agent, for the benefit of the Lenders, has a first priority Lien in all assets of the Credit Parties (other than the Parent), subject only to Permitted Liens.

         7.14 Environmental Indemnity.

         The Credit Parties agree that they will reimburse the Lenders for and hereby hold the Lenders harmless from all fines or penalties made or levied against any of the Lenders by any Governmental Authority as a result of or in connection with (i) the use of Materials of Environmental Concern at the Real Properties, (ii) the use of Materials of Environmental Concern at the facilities thereon, or (iii) the use, generation, storage, transportation, discharge, release or handling of any Materials of Environmental Concern at the Real Properties, or as a result of any release of any Materials of Environmental Concern onto the ground or into the water or air from or upon the Real Properties at any time. The Credit Parties also agree that they will reimburse the Lenders for and indemnify and hold the Lenders harmless from any and all costs, expenses (including reasonably attorneys' fees) and for all civil judgments or penalties incurred entered, assessed, or levied against any of the Lenders as a result of any of the Credit Parties' use of Materials of Environmental Concern at the Real Properties or as a result of any release of any Materials of Environmental Concern on the ground or into the water or air by any of the Credit Parties from or upon the Real Properties. Such reimbursement or indemnification shall include but not be limited to any and all judgments or penalties to recover the costs of cleanup of any such release by any of the Credit Parties from or upon Real Properties and all reasonable expenses incurred by the Lenders as a result of such a civil action, including but not limited to reasonable attorneys' fees. The Credit Parties' obligations under this section shall survive the repayment of the Loans and any deed in lieu of foreclosure or any foreclosure of the Mortgage Documents. The environmental indemnities set forth in this paragraph shall not be extended to any claim or liability of any of the Lenders arising from the gross negligence or willful misconduct of any of the Lenders occurring during any of the Lender's (i) actual possession of the Real Properties prior to foreclosure or exercise of a power of sale or (ii) ownership of the Real Properties after a foreclosure or exercise of such power of sale.

         7.15 Abundance of Caution Properties.

         The Credit Parties agree that each of the Abundance of Caution Properties shall satisfy at all times all of the Collateral Pool Eligibility Conditions.

         7. 16 Environmental Assessment.

         The Credit Parties hereby agree that the Agent shall have the right (at the cost and expense of the Credit Parties) to order a current environmental assessment of any of the Collateral Pool Properties upon the reasonable request of the Required Lenders.

         7.17 Expansion of Units.

         The Credit Parties hereby agree that upon the completion of the construction of the expansion Units at the (i) Churchland Facility and (ii) the Gloucester Facility, the Credit Parties (a) shall provide the Agent with copies of all lien affidavits and other documentation requested by the Agent in its sole discretion with respect to each such


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

facility and (b) agree to cause the Title Company to issue an endorsement to the applicable Mortgage Policies satisfactory in form and substance to the Agent upon the request of the Agent in its sole discretion.


                                   SECTION 8

                               NEGATIVE COVENANTS


         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         8.1 Indebtedness.

         No Credit Party (other than the Parent) will, nor will the Borrower permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness existing as of the Closing Date as referenced in Section 6.10 (and renewals, refinancings or extensions thereof on terms and conditions no less favorable to such Credit Party than such existing Indebtedness);

                  (c) the refinancing of Loans incurred by the Borrower to finance the acquisition of an Abundance of Caution Property provided that (i) the Loans used by the Borrower to originally finance such Abundance of Caution Property are repaid in full to the Lenders with the proceeds of such refinancing, (ii) no Default or Event of Default exists, (iii) after the refinancing of such Abundance of Caution Property has taken effect (including giving effect to the releases referred to in the following paragraph), none of the Credit Parties shall be the fee holder of such refinanced Abundance of Caution Property and (iv) such indebtedness shall be non-recourse to all of the Credit Parties.

                  In connection with a refinancing of an Abundance of Caution Property in accordance with the conditions identified in the preceding paragraph, the Agent agrees that it shall (and the Lenders authorize the Agent to), at the Borrower's request and expense, deliver to the Borrower such documentation as is reasonably necessary to evidence the release (i) of the Agent's security interest in such Abundance of Caution Property and (ii) in the event the Credit Party which formerly held fee simple title to such Abundance of Caution Property no longer owns or operates an assisted living facility on one of the Real Properties, provide documentation as is reasonably necessary to evidence the release of such Credit Party from all of its liabilities and obligations under this Credit Agreement.

         8.2 Liens.

         No Credit Party (other than the Parent) will, nor will the Borrower permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3 Nature of Business.

         The Credit Parties will not, nor will they permit any of their Subsidiaries to, alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.


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

         8.4 Consolidation and Merger.

         The Credit Parties will not, nor will the Borrower permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this
Section 8.4, any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower if (a) the Borrower is the continuing or surviving corporation; (b) the Agent is given prior written notice of such action, and the Borrower and such Subsidiary execute and deliver such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties; and (c) after giving effect thereto no Default or Event of Default exists.

         8.5 Sale or Lease of Assets.

         Neither the Credit Parties, nor any of the Borrower's Subsidiaries, will (other than in the ordinary course of business for fair consideration) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired.

         Notwithstanding the foregoing paragraph, a Credit Party may sell any of the Collateral Pool Properties and obtain the release of the Agent's security interest with respect to such Collateral Pool Property provided (i) no Default or Event of Default exists at the time of such sale and release, (ii) the Borrowing Base shall continue to exceed the Revolving Committed Amount after giving effect to such sale and release and (iii) after giving effect to such sale and release, the Collateral Pool continues to consist of at least six (6) Real Properties. Upon the sale of assets permitted by this Section 8.5, the Agent shall deliver to the Borrower (and the Lenders hereby authorize the Agent
to), upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest in such assets, including, without limitation, amendments or terminations of UCC financing statements.

         8.6 Advances, Investments and Loans.

         Neither the Credit Parties, nor any of their Subsidiaries, will make any Investments except for Permitted Investments.

         8.7 Restricted Payments.

         The Credit Parties will not, nor will they permit any of their Subsidiaries to, directly or indirectly, make or permit any Restricted Payments; provided, however, notwithstanding the above, the Borrower or any of its Subsidiaries may pay dividends to the Parent provided no Default or Event of Default exists or will occur as a result of such payment of dividends to the Parent.

         8.8 Subordinated Debt.

         No Credit Party will (a) make or offer to make any principal payments with respect to the Subordinated Debt other than those payments permitted pursuant to the Subordination and Intercreditor Agreement; (b) redeem or offer to redeem any of the Subordinated Debt; or (c) deposit any funds intended to discharge or defease any or all of the Subordinated Debt. The Subordinated Debt may not be amended or modified in any manner without the prior written consent of the Required Lenders.

         8.9 Transactions with Affiliates.

         No Credit Party will, nor will they permit any of their Subsidiaries to, enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.


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

         8.10 Fiscal Year; Organizational Documents.

         No Credit Party will (a) change its fiscal year or (b) change its articles or certificate of incorporation or its bylaws if such change would have or be reasonably expected to have a Material Adverse Effect.

         8.11 Limitations.

         None of the Credit Parties (other than the Parent) will, nor will they permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) pay any Indebtedness owed to the Borrower or any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances and restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Subordinated Debt and (iii) Requirements of Law.

         8.12 Negative Pledges.

         None of the Credit Parties (other than the Parent) will, nor will they permit any of their Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.13 Creation of Subsidiaries.

         The Credit Parties (other than the Parent) shall not form or organize any additional subsidiary corporations other than those subsidiary corporations of the Borrower which will acquire New Properties and become Credit Parties hereunder.

         8.14 Issuance and Sale of Subsidiary Stock.

         The Borrower will not, nor will it permit any of its Subsidiaries to, except to qualify directors where required by applicable law, sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries. Furthermore, the Parent will not, nor will it permit Sarasota to, except to qualify directors where required by applicable law, sell, transfer or otherwise dispose of, any shares of capital stock of Sarasota or permit Sarasota to issue, sell or otherwise dispose of, any shares of capital stock of Sarasota.

         8.15 Sale Leasebacks.

         The Credit Parties (other than the Parent) will not, nor will the Borrower permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         8.16 Ownership of Assets.

         None of the Credit Parties (other than the Parent) will, nor will the Borrower permit any of its Subsidiaries to, (i) own any assets other than the Collateral Pool Properties and the Abundance of Caution Properties and those items of furniture, equipment, supplies and other assets customarily associated with the ownership of assisted living facilities and (ii) engage in any business activities other than the operation of the Collateral Pool Properties or Abundance of Caution Properties, as applicable.

         8.17 Serviceable Beds.

         None of the Credit Parties will, nor will they permit any of their Subsidiaries to, reduce the number of Serviceable Beds located at any of the Collateral Pool Properties or any of the Abundance of Caution Properties without first having received the prior written consent of the Lenders.

         8.18 Management Agreements.

         None of the Credit Parties will, nor will they permit any of their Subsidiaries to, enter into a management agreement with respect to any of the Collateral Pool Properties or any of the Abundance of Caution Properties without first having (i) received the prior written consent of the Lenders and (ii) provided the Agent, for the benefit of the Lenders, with an assignment and subordination of such management agreement satisfactory in form and substance to the Lenders, in their sole discretion.


                                   SECTION 9

                               EVENTS OF DEFAULT


         9.1 Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall (i) default in the payment when due of any principal of any of the Loans, or of any reimbursement obligations arising from drawings under Letters of Credit or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans, or on any reimbursement obligations arising from drawings under Letters of Credit or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c)      Covenants.  Any Credit Party shall:

                           (i) default in the due  performance  or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.6, 7.7, 7.10, 7.11, 7.12, 7.13, 7.14 or 8.1
                  through 8.18 inclusive; or

                           (ii) default in the due  performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The guaranty given by any of the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such guaranty.

                  (f) Bankruptcy, etc. The occurrence of any of the following with respect to any Credit Party or any of its Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, receivership, liquidation, administrative supervision or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g)      Defaults under Other Agreements.

                                    (i)  Any   Credit   Party   or  any  of  its
                  Subsidiaries shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to such Credit Party and its Subsidiaries, taken as a whole; or

                                    (ii) With respect to any Indebtedness (other
                  than Indebtedness outstanding under this Credit Agreement) of any Credit Party or any of its Subsidiaries in an aggregate principal amount in excess of $500,000, (A) a Credit Party or any of its Subsidiaries shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) default (after giving effect to any applicable grace period) in the observance or performance of any term, covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (3) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (4) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties or any of their Subsidiaries involving a liability of $1,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage), and such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof.

                  (i) ERISA Events. The occurrence of any of the following events or conditions, unless such event or occurrence would not have or be reasonably expected to have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (j) Ownership. There shall occur a Change of Control.

         9.2 Acceleration; Remedies.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions:

                  (a)  Termination  of  Commitments.   Declare  the  Commitments
         terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding.

                  (d)  Enforcement  of  Rights.  Enforce  any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.


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

         9.3 Allocation of Payments After Event of Default.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agent, for the benefit of the Lenders, or the Issuing Lender;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                  FOURTH, to the payment of the administrative fee owed to the Agent and all accrued fees and interest payable to the Lenders hereunder;

                  FIFTH, to the payment of the outstanding principal amount of the Loans, to the payment or cash collateralization of the outstanding LOC Obligations and to any principal amounts outstanding under Hedging Agreements, pro rata, as set forth below;

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and
(c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the type described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 9.3.


                                   SECTION 10

                               AGENCY PROVISIONS


         10.1 Appointment.

         Each Lender hereby designates and appoints NationsBank, N.A. (South) as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Without limiting the


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

generality of the foregoing, the Agent is authorized to execute the Subordination and Intercreditor Agreement and releases referenced in Section
8.5. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party. The Agent agrees that it shall administer the Loans and the Credit Documents in a manner consistent with that ordinarily employed by the Agent in the administration of similar loans for its own account.

         10.2 Delegation of Duties.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care; provided, however, the Agent shall take such action with respect to such negligent agents or attorneys-in-fact as reasonably directed by the Required Lenders.

         10.3 Exculpatory Provisions.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4 Reliance on Communications.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5 Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. Furthermore, the Agent shall endeavor but not be required to notify the Lenders of any other Default or Event of Default which it gains actual knowledge of. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6 Non-Reliance on Agent and Other Lenders.

         Each Lender expressly acknowledges that neither the Agent, NationsBanc Capital Markets, Inc. ("NCMI") nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it other than as set forth in this Credit Agreement and that no act by the Agent, NCMI or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent or NCMI to any Lender. Each Lender represents to the Agent and NCMI that it has, independently and without reliance upon the Agent or NCMI or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, NCMI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent and NCMI shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent, NCMI or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates; provided, however, the Agent shall provide the Lenders with copies of the Credit Documents, the conditions precedent identified in Sections 5.1 and 5.2 and such other information reasonably requested by a Lender; provided, further however, the Agent shall not be required to provide the Lenders with a copy of the Fee Letter and shall not be required to generate any additional information not supplied to the Agent by the Borrower or any other Credit Party.

         10.7 Indemnification.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross


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

negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         10.8 Agent in Its Individual Capacity.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9 Successor Agent.

         The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.


                                   SECTION 11

                                 MISCELLANEOUS


         11.1 Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2 Right of Set-Off

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon


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

the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3 Benefit of Agreement.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender.

                  (b) Assignments.  In addition to the assignments  permitted by
         Section 11.3(a), each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Exhibit 11.3, to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower; provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of Subsection (d) below. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. The Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof). Notwithstanding the foregoing, the Agent agrees that it shall maintain a Commitment of at least $10,000,000 for its own account so long as it is the Agent.

                  By  executing  and  delivering  an  assignment   agreement  in
         accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the
         financial   condition  of  any  Credit  Party  or  the  performance  or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other


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

         instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  The Agent hereby agrees that it shall notify each of the Lenders of any assignment hereunder.

                  (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
         (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating,
         (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

                  (d) Maintenance of Register. The Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount and type of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The
         Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

         11.4 No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege


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

hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5 Payment of Expenses; Indemnification.

         The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent, the Lenders involved in the initial syndication of the Commitments and NationsBanc Capital Markets, Inc. ("NCMI") in connection with (A) the negotiation, preparation, execution and delivery, syndication and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent and the fees and expenses of counsel for the Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party of any of its Subsidiaries, and (iii) the Agent in connection with the making of any Loans for the financing of New Properties, including, without limitation, travel costs and costs to third parties (e.g., for appraisals, environmental reports, engineering reports, etc.), and (b) indemnify the Agent, NCMI and each Lender, its officers, directors, employees, representatives and Agent from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent, NCMI or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

         11.6 Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

                  (a) extend the final maturity of any Loan or the time of payment of any reimbursement obligation or any portion thereof arising from drawings under Letters of Credit or extend or waive any scheduled amortization payment of any Loan or any portion thereof;

                  (b) reduce the rate, waive or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                  (c) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                  (d) increase the Commitment of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);


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

                  (e)  release  all  or  substantially  all  of  the  Collateral securing the Credit Party Obligations hereunder (provided that the Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5);

                  (f) release the Borrower or any other Credit Party from its or their obligations under the Credit Documents;

                  (g) amend,  modify or waive any  provision  of this Section or
         Section 3.4(a), 3.4(b), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 4,
         5, 9.1(a), 9.2, 9.3, 10, 11.2, 11.3 or 11.5;

                  (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

                  (i) consent to the assignment or transfer by the Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents;

                  (j) no provision of Section 2.2 may be amended without the consent of the Issuing Lender and no provision of Section 10 may be amended without the consent of the Agent.

         11.7 Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8 Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9 Defaulting Lender.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10 Survival of Indemnification and Representations and Warranties.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, the LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11 Governing Law; Jurisdiction.

                  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN THE MORTGAGES) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of Florida, or of the United States located in the State of Florida and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12 Waiver of Jury Trial.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13 Time.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.

         11.14 Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15 Entirety.

                  (a) This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

                  (b) With respect to the Mortgage governed by Kansas law, this Credit Agreement together with the other Credit Documents are the final expression of the agreement of the parties and represent the entire agreement of the parties hereto and thereto and supersede any contemporaneous oral agreement and all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions related herein and therein; provided, however, the parties hereto agree that (i) the Credit Documents may be amended or modified subsequent to the date hereof and (ii) other additional Credit Documents may be entered into from time to time.

         11.16 Binding Effect.

         This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.


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

         11.17 Confidentiality.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this
Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.17.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
                        INTEGRATED LIVING COMMUNITIES
                        HOLDING, INC., a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________



GUARANTORS:             INTEGRATED LIVING COMMUNITIES,
                        INC., a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________



                        INTEGRATED LIVING COMMUNITIES OF
                        VIRGINIA BEACH, INC., a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________



                        INTEGRATED LIVING COMMUNITIES OF
                        REDGATE, INC., a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________

                              (Signatures Continue)

                                                    Signature Page to Integrated
                                             Living Communities Credit Agreement



                        INTEGRATED LIVING COMMUNITIES OF
                        PORTSMOUTH, INC., a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________



                        INTEGRATED LIVING COMMUNITIES OF
                        GLOUCESTER, INC., a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________



                        INTEGRATED LIVING COMMUNITIES OF
                        SARASOTA, INC., a Florida corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________


                        INTEGRATED MANAGEMENT-
                        CARRINGTON POINTE, INC.,
                        a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________

                              (Signatures Continue)

                                                    Signature Page to Integrated
                                             Living Communities Credit Agreement


                        INTEGRATED LIVING COMMUNITIES OF
                        WEST PALM BEACH, INC.,
                        a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________



                        INTEGRATED LIVING COMMUNITIES AT
                        TERRACE GARDENS, INC.,
                        a Delaware corporation


                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________

                              (Signatures Continue)

                                                    Signature Page to Integrated
                                             Living Communities Credit Agreement


LENDERS:                NATIONSBANK , N.A. (SOUTH),
                        individually in its capacity as a Lender and in its capacity as Agent

                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________


                        SOUTHTRUST BANK OF ALABAMA,
                        NATIONAL ASSOCIATION

                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________



                        SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                        By:__________________________________
                        Name:________________________________
                        Title:_______________________________

STATE OF GEORGIA

COUNTY OF FULTON

         On the ___ day of April, 1997 personally appeared ___________________, as the _________ PRESIDENT of SunTrust Bank, Central Florida, National Association, and before me executed the attached CREDIT AGREEMENT dated as of April __, 1997 between Integrated Living Communities Holding, Inc. as Borrower; Integrated Living Communities, Inc. as Parent and Certain Subsidiaries of the Borrower and Parent; Nationsbank, N.A. (South) as Agent and the lenders identified therein (including SunTrust Bank, Central Florida, N.A. as Lender).

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.




                                    ____________________________________________
                                    Signature of Notary Public, State of________




                                    (Print,  Type of Stamp  Commissioned Name of
                                    Notary Public) Personally known ________; OR
                                    Produced      identification     Type     of
                                    identification produced:____________________
                                    ____________________________________________




                                    (Notary Seal)